THIRD AMENDMENT TO OPERATING EXPENSE LIMITATION AGREEMENT

Between

MILLER INVESTMENT TRUST

and

WELLESLEY ASSET MANAGEMENT, INC.

THIS THIRD AMENDMENT TO THE OPERATING EXPENSE LIMITATION AGREEMENT (the “Second Amendment”) is made and entered into as of March 9, 2022, between Miller Investment Trust, a Delaware statutory trust (the “Trust”), and Wellesley Asset Management, Inc. (the “Adviser”) on behalf of the Miller Market Neutral Income Fund (the “Fund”).

RECITALS:

WHEREAS, the parties previously entered into that certain Operating Expense Limitation Agreement between Miller Investment Trust and the Adviser dated as of June 24, 2014 (the “Agreement”);

NOW, THEREFORE, the parties hereto agree as follows:

Appendix A of the Agreement is hereby supplemented with the following:

NAME OF FUND	OPERATING EXPENSE LIMIT
Millet Market Neutral Income Fund
Class A	2.25%
Class C	2.95%
Class I	1.95%

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed by their respective officers thereunto duly authorized as of the date and year first above written.

MILLER INVESTMENT TRUST

By: _/s/Greg Miller_________________

Name: Greg Miller

Title: President

WELLESLEY ASSET MANAGEMENT, INC.

By: _/s/Michael Miller_______________

Name: Michael Miller

Title: President